                                                                      EXHIBIT 99


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                       ON THE FINANCIAL STATEMENT SCHEDULE







  To the Board of Directors and Shareholders of SIFCO Industries, Inc.:

           We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements included in SIFCO Industries, Inc. and Subsidiaries' annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated October 26, 2001. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in the index of financial statement schedules is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                           ARTHUR ANDERSEN LLP


  Cleveland, Ohio,
  October 26, 2001.


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                                                                     SCHEDULE II



                     SIFCO Industries, Inc. and Subsidiaries
                         Allowance For Doubtful Accounts
              For The Years Ended September 30, 2001, 2000 And 1999
                             (Amounts in thousands)

                                                         2001       2000       1999
                                                       -------    -------    -------

Balance beginning of period                            $   765    $   722    $   774

Additions - charged to costs and expenses                1,098        220         84

Addition - reallocation of Corporate Reserves              433          -          -

Deductions - accounts determined to be uncollectible      (930)      (140)      (169)

Recoveries of fully reserved accounts                       32         23         94

Exchange rate changes and other                             24        (60)       (61)
                                                       -------    -------    -------

Balance end of period                                  $ 1,422    $   765    $   722
                                                       =======    =======    =======